CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the ALPS ETF Trust and to the use of our reports dated January 27, 2023 on the financial statements and financial highlights of Alerian MLP ETF, Alerian Energy Infrastructure ETF, ALPS Active REIT ETF, ALPS Equal Sector Weight ETF, ALPS Intermediate Municipal Bond ETF, ALPS Clean Energy ETF, ALPS Disruptive Technologies ETF, ALPS Global Travel Beneficiaries ETF, ALPS Medical Breakthroughs ETF, ALPS Sector Dividend Dogs ETF, ALPS International Sector Dividend Dogs ETF, ALPS Emerging Sector Dividend Dogs ETF, ALPS REIT Dividend Dogs ETF, ALPS O'Shares U.S. Quality Dividend ETF, ALPS O’Shares U.S. Small Cap Quality Dividend ETF, ALPS O'Shares Global Internet Giants ETF, ALPS O'Shares Europe Quality Dividend ETF, Barron’s 400 ETF, RiverFront Dynamic Core Income ETF, RiverFront Dynamic US Dividend Advantage ETF, ALPS Active Equity Opportunity ETF (formerly, RiverFront Dynamic US Flex-Cap ETF), and RiverFront Strategic Income Fund, each a series of shares of beneficial interest in ALPS ETF Trust. Such financial statements and financial highlights appear in the November 30, 2022 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

August 23, 2023